STRINGER SAUL

                              DATED 18th MARCH 2003

                               (1) SKYEPHARMA INC

                                       and

                              (2) ASTRALIS LIMITED

================================================================================

                      AMENDMENT 1 TO AGREEMENT FOR SERVICES

================================================================================

                        17 Hanover Square London W1S 1HU
                      Tel: 020 7917 8500 Fax: 020 7917 8555

(1) THIS amendment #1 to the Service Agreement dated December 10, 2001, by and between Astralis Ltd. ("Astralis"), a Delaware corporation, and SkyePharma, Inc. ("SkyePharma") is made and entered into this 18th day of March 2003 by and between Astralis and SkyePharma and is effective as of January 1, 2003. Capitalized terms used in this Amendment shall have the meanings set forth in the Service Agreement unless otherwise indicated.

Recitals

(A) The parties determined, during the first quarter of 2003, that the project definition and timelines set forth in the Service Agreement for the conduct of Services have changed materially

(B) The Service Agreement terminated on December 31, 2002 and the parties wish to enter into an Amendment to extend the application of the Service Agreement for certain of the Services to December 31, 2004.

The parties hereby agree to amend the Service Agreement as follows:

1 Sections 11.3 and 11.4 of the Agreement are hereby amended in their entirety to read as follows:

      "11.3 Fees paid to the Contractor in equal installments of $US 665,000 during each month of 2002, shall be considered to be allocated to services provided as follows for the revised agreed services schedule: (i) for the year ended December 31, 2002, $US2,100,000 (ii) for the year ending December 31, 2003, $US1,600,000 and (iii) for the year ending December 31, 2004, $US1,600,000.

      11.4 The fees payable to the Contractor for services not covered by the revised schedule shall be the subject of good faith negotiations to be conducted between the parties. During the fourth calendar quarter of 2004, the parties shall meet to discuss the development of the project contemplated herein to date and negotiate in good faith the continuation of this Agreement on mutually suitable financial terms, which shall be based upon, among other things, Contractor's usual financial terms for providing like services."

2 In further recognition of this Amendment, the parties agree that the following services have been completed as at December 31, 2002 and that of the $US11,000,000 paid to the Contractor during the years ended December 31, 2001 and December 31, 2002, the total value


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

      of services actually provided was $US1,700,000 in the year ending December 31, 2001 and $US3,100,000 million ($US2,100,000 pursuant to services described in Sections 2.1 and 2.2 hereunder and $US1,000,000 pursuant to the achievement of the milestone described in 3 (i) hereunder) during the year ended December 31, 2002,

      2.1 Regulatory Services in respect of the IND under Section 5.1 of the Service Agreement

      2.2   Development Services under Section 6.1.2 of the Service Agreement.

3 In further recognition of this Amendment, and in respect of payments already received by SkyePharma in 2001 and 2002, the parties agree that the following sums shall be deemed to have been paid by Astralis to SkyePharma upon the occurrence of the relevant milestone event:

      ---------------------------------------------------------------------------------------
      Amount                                                Milestone
      ---------------------------------------------------------------------------------------
      One million US dollars (US$1,000,000)                 (i) Establishment of cell line.
      ---------------------------------------------------------------------------------------
      One million US dollars (US$1,000,000)                 (ii) Submission of IND.
      ---------------------------------------------------------------------------------------
      Five hundred thousand US dollars (US$500,000)         (iii) Completion of Phase I.
      ---------------------------------------------------------------------------------------
      Five hundred thousand US dollars (US$500,000)         (iv) Initiation of Phase II.
      ---------------------------------------------------------------------------------------
      One million US dollars (US$1,000,000)                 (v) Completion of Phase II.
      ---------------------------------------------------------------------------------------

      It is agreed that milestone (i) has been achieved and that all future milestones will be deemed to have occurred upon completion of the relevant event, whether or not the activity is successful. Notwithstanding the above, it is expressly understood that all amounts payable above have been previously advanced by Astralis during 2001 and 2002 and it is agreed that Astralis will make no further payments to Contractor unless otherwise agreed upon in writing by the parties. Additionally it is agreed that all amounts advanced by Astralis during 2001 and 2002 are non-refundable.


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

4 In further recognition of this Amendment the parties agree that Investor Relations services under Section 8 of the Agreement have been completed and shall no longer be included within the service fees.

5 In further recognition of this Amendment, Clauses 4.1.1 to 4.1.12 of the Agreement are hereby replaced with:

      "4.1.1 General Strategic Support and Consulting: Responsible for general strategic support and consulting. Estimated time commitment is for 30 hours / week with trips and expenses that include one monthly trip to Astralis in New Jersey. Consulting will include technical, manufacturing, R&D and clinical support.

      4.1.2 Clinical Management and Monitoring for Phase II Venezuelan Clinical
      Trials: Responsible for the management, and monitoring of the on-going AS 200 Phase II Venezuelan Clinical Trial. This includes providing that the trial is compliant.

      4.1.3 U.S Phase I and Phase II Protocol and CRF Revisions: Responsible for the complete revision of the United States based Phase I and Phase II Trial Protocols and corresponding CRFs.

      4.1.4 Toxicology Program Management: Responsible for the management of the AS 210 Toxicology Programs, including the on-going TOX 1 study with MPI Research Inc and finishing the protocol and managing the second toxicology study, TOX 2 and development of any additional toxicology studies required for filing the NDA.

      4.1.5 Clinical Research Associate (CRA): Responsible for the managing & directing the activities of CROs or monitors chosen to monitor the conduct of the U.S. Phase I and Phase II Trials. Estimated time commitment is 30 hours / week.

      4.1.6 Regulatory and Clinical Development Management: Responsible for guidance and preparation for the IND and NDA (including the preparation of the manufacturing and CMC section of an IND) guidance for an NDA submission; coordination of the regulatory requirements; updating the IND for any formulation changes which may occur to the AS 210 covered by the IND as required and agreed by the Board of Astralis."

In all other respects the Service Agreement and all provisions thereof shall remain unchanged and in effect through December 31, 2004 unless otherwise terminated in accordance therewith.


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

AS WITNESS the hands of the parties or their duly authorised representatives the day and the year first above written

Signed by:


/s/
    --------------------------------
duly authorised for and on behalf of
SKYEPHARMA INC

Title: Finance
       -----------------------------

Date: 18 March, 2003
      ------------------------------


Signed by:

/s/ Gina Tedesco
    --------------------------------
duly authorised for and on behalf of
ASTRALIS LIMITED

Title: Chief Financial Officer
       -----------------------------

Date: 18 March 2003


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